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                                                                       EXHIBIT 5




                                                       December 13, 1999


Azurix Corp.
333 Clay, Suite 1000
Houston, Texas  77002

Gentlemen:

         As Executive Director and General Counsel of Azurix Corp., a Delaware corporation (the "Company"), I am familiar with the filing of a registration statement on Form S-8 (the "Registration Statement") relating to a proposed offering and sale of up to an aggregate of 17,500,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company which may be issued pursuant to the terms and subject to the conditions set forth in the Company's 1999 Stock Plan, as amended (the "Plan").

         Before rendering the opinions hereinafter set forth, I, or attorneys on my legal staff acting under my direction, examined certain corporate records of the Company, and such other certificates of officers of the Company, documents and records as I or such attorneys deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares to be issued pursuant to the terms of the Plan have been validly authorized for issuance and, when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with, and (c) the Shares are issued and paid for in accordance with the terms of the Plan and any stock option agreement pursuant to which such Shares are issued, the Shares so issued will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                               Very truly yours,



                                               /s/ JOHN C. ALE